Exhibit 99.1

News Release

MoneyGram reaches agreement with U.S. Authorities

DALLAS (November 9, 2012) — MoneyGram International, Inc. (NYSE:MGI), a leading global payment services company, announced today that it has reached a settlement with the U.S. Attorney’s Office for the Middle District of Pennsylvania (“MDPA”) and the Asset Forfeiture and Money Laundering Section of the Criminal Division of the Department of Justice (“US DOJ”) relating to the previously disclosed investigation of transactions involving certain of the Company’s U.S. and Canadian agents, as well as its fraud complaint data and consumer anti-fraud program, during the period from 2003 to early 2009. In connection with this settlement, the Company entered into a deferred prosecution agreement (“DPA”) with the MDPA and US DOJ dated as of November 8, 2012.

Under the terms of the DPA, no further action will be taken against MoneyGram if it meets the conditions set forth in the agreement. As part of the agreement, the Company has agreed to the appointment of an independent compliance monitor and a forfeiture of $100 million that will be available to victims of the consumer fraud scams perpetrated through MoneyGram agents. MoneyGram has previously disclosed in its annual reports and other public filings that it was in discussions with authorities concerning this investigation. As announced on July 26, 2012, MoneyGram made an accrual in the second quarter of 2012 for $30 million and as announced on November 9, 2012, the Company made an additional accrual in the third quarter of 2012 for $70 million related to this matter.

MoneyGram cooperated with the MDPA and US DOJ during this investigation. In considering the settlement agreement, the MDPA and US DOJ acknowledged MoneyGram’s cooperation, implementation and maintenance of remedial measures and undertakings to continue to enhance compliance beyond the enhancements already made.

“The conduct described in the DPA’s statement of facts is unacceptable to MoneyGram and counter to everything we strive to stand for,” said Pamela H. Patsley, chairman and chief executive officer at MoneyGram. “We take compliance very seriously at MoneyGram, and nothing angers us more than when our services are used to perpetrate illegal activity. Since 2009, we’ve created a new culture at the company and have taken numerous steps to enhance our global compliance and anti-fraud programs.”

She continued, “These actions include the addition of new management and significant investments and enhancements to staffing, processes and technology, all of which is geared toward preventing consumer fraud and ensuring we meet the highest levels of regulatory compliance. During that time, we have invested more than $84 million in our compliance programs. We remain fully committed to conducting our business with the highest levels of integrity and remain vigilant in our efforts to partner with law enforcement and regulators to thwart illegal activity.”

MoneyGram has taken remedial actions and implemented new compliance standards to strengthen its anti-fraud and anti-money laundering programs. A summary of these actions include:

•	Terminated relationships with agents suspected to be involved in consumer fraud related to the MDPA and US DOJ investigation and aided in the prosecution of agents involved in criminal activities.

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Paid $18 million as part of an agreement with the Federal Trade Commission in October of 2009, pursuant to which the FTC distributed the funds to consumers who were victims of the consumer fraud perpetrated through MoneyGram agents.

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Overhauled its global compliance, AML and anti-fraud organization with a focus on building a more comprehensive compliance-based culture. The Chief Compliance Officer has the authority to terminate MoneyGram agents for fraud or money laundering concerns.

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Created two new executive level positions with responsibility for enhancing efforts to combat consumer fraud, fostering cooperation with law enforcement, enhancing interaction with U.S. and International regulators and enhancing MoneyGram’s compliance systems.

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Bolstered global compliance and risk management procedures by implementing a risk-based agent audit program which includes the implementation of a new anti-fraud alert system and a financial intelligence unit both of which are responsible for monitoring transactions and agent behavior.

•	Implemented a new agent training program that provides information on the types of consumer fraud scams as well as how to detect, prevent, report and handle suspicious transactions.

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Strengthened partnerships with law enforcement globally to assist in the investigation and prosecution of money laundering, fraud and other matters. In the U.S. those agencies include the Federal Bureau of Investigation, U.S. Immigration & Customs Enforcement, U.S. Marshals Service, Drug Enforcement Agency, U.S. Secret Service, and U.S. Postal Service.

MoneyGram is committed to ensuring that it remains in strict compliance with all applicable laws, regulations and standards in each of the markets and jurisdictions in which it operates.

About MoneyGram International, Inc.

MoneyGram International, Inc. is a leading global payment services company. The Company’s major products and services include global money transfers, money orders and payment processing solutions for financial institutions and retail customers. MoneyGram is a New York Stock Exchange listed company with 293,000 global money transfer agent locations in 197 countries and territories. For more information, visit the Company’s website at moneygram.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements with respect to, among other things, the financial condition, results of operations, plans, objectives, future performance and business of MoneyGram and its subsidiaries. Forward-looking statements can be identified by words such as “believes,” “estimates,” “expects,” “projects,” “plans,” “will,” “should,” “could,” “would” and other similar expressions. These forward-looking statements speak only as of the date they are made, and MoneyGram undertakes no obligation to publicly update or revise any forward-looking statement, except as required by federal securities law. These forward-looking statements are based on management’s current expectations and are subject to certain risks, uncertainties and changes in circumstances due to a number of factors. These factors include, but are not limited to: the impact of the $100 million forfeiture on our financial condition and results of operations, the Company’s compliance with the terms of the deferred prosecution agreement, the effect of the settlement and compliance with the deferred prosecution agreement on the Company’s reputation and business; the outcome of ongoing investigations by several state governments; our ability to maintain key agent or biller relationships, or a reduction in transaction volume from these relationships; our substantial debt service obligations, significant debt covenant requirements and credit rating; our capital structure and the special voting rights provided to designees of Thomas H. Lee Partners, L.P. on our Board of Directors; sustained financial market illiquidity, or illiquidity at our clearing, cash management and custodial financial institutions; continued weakness in economic conditions, in both the United States and global markets; a material slow down or complete disruption of international migration patterns; litigation involving MoneyGram or its agents, which could result in material settlements, fines or penalties; fluctuations in interest rates; our ability to manage credit risks from our retail agents and official check financial institution customers; our ability to manage fraud risks from consumers or agents; the ability of MoneyGram and its agents to maintain adequate banking relationships; our ability to retain partners to operate our official check and money order businesses; our ability to maintain sufficient capital; our ability to attract and retain key employees; our ability to successfully develop and timely introduce new and enhanced products and services; investments in new products, services or infrastructure changes; our ability to adequately protect our brand and intellectual property rights and to avoid infringing on the rights of others; our ability to compete effectively; the ability of us and our agents to comply with U.S. and international laws and regulations, including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; changes in tax laws or an unfavorable outcome with respect to the audit of our tax returns or tax positions, or a failure by us to establish adequate reserves for tax events; our offering of money transfer services through agents in regions that are politically volatile or, in a limited number of cases, are subject to certain restrictions by the Office of Foreign Assets Control; a security or privacy breach in our facilities, networks or databases; disruptions to our computer network systems and data centers; our ability to effectively operate and adapt our technology to match our business growth; our ability to manage risks related to the operation of retail locations and the acquisition or start-up of businesses; our ability to manage risks associated with our international sales and operations; our ability to maintain effective internal controls; and the risks and uncertainties described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of MoneyGram’s public reports filed with the SEC, including MoneyGram’s Form 10-K for the year ended December 31, 2011 and its Form 10-Q for the quarter ended September 30, 2012.

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Contacts

Media:

Patty Sullivan

214-303-9923

media@moneygram.com

Investors:

Eric Dutcher

214-999-7508

edutcher@moneygram.com